SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                              TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)            July 22, 1997
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                                  IMATRON INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                                    New Jersey
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                 (State or Other Jurisdiction of Incorporation)

        0-12405                                              94-2880078
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(Commission File Number)                  (I.R.S. Employer Identification No.)

            389 Oyster Point Boulevard, South San Francisco, CA 94080
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          (Address of Principal Executive Offices)           (Zip Code)

                                 (415) 583-9964
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Development Agreement with TeraRecon Inc.

    On July 22, 1997, the Company and TeraRecon Inc. entered into a development agreement whereby TeraRecon will provide Imatron with a real-time image reconstruction system for use in conjunction with Imatron's Ultrafast CT scanner. Upon completion and when delivered, the RTR-2000 system will be exclusive to Imatron's Ultrafast CT scanner and will expand its current applications to include new three- dimensional, CT flurography or real-time viewing of computerized tomography (CT) images.

     In consideration for the successful development and delivery of specifically mandated RTR-2000 systems, the Company has agreed to issue an aggregate of 6 million warrants to purchase the Company's Common Stock at $4.50 per share. The warrants will be issued in installments based on TeraRecon achieving certain milestones in connection with the development of image reconstruction systems. In addition, TeraRecon has agreed to pay the Company an aggregate of $2 million for 4 million of the warrants and to make royalty payments to Imatron equal to 3% of Net Sales of certain RTR-2000 systems sold to third parties. Upon successful completion of the prototype development program, the parties intend to enter into a manufacture and sale agreement whereby Imatron will have the exclusive right to sell or lease the RTR-2000 systems to purchasers of Imatron's Ultrafast CT scanner. TeraRecon will retain the right to sell, lease or license the RTR-2000 system to other medical imaging systems customers provided that such systems do not include any Imatron technology. Neither party to the agreement has granted a license of any of its technology to the other. The term of the agreement continues until the final development milestone is completed and accepted and the RTR-2000 system is accepted by Imatron and the Imatron warrants are delivered.

ITEM 7.  Exhibits.

     7.1 TeraRecon Systems Development and Porting Agreement between Imatron Inc. and TeraRecon Inc. dated as of July 22, 1997. 7.2 Press release issued in connection with the signing of the TeraRecon Systems Development and Porting Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMATRON INC.
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Date: July 31, 1997                  By:/s/ Gary H. Brooks
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                                       Gary H. Brooks
                                       Its:Vice President, Finance and
                                           Administration, Chief Financial
                                           Officer and Secretary